Bondholders Meeting Fitchburg, MA May 16, 2008 Exhibit 99.1

2 AGENDA Current Business Climate Liquidity Strategic/Tactical Moves

Current Business Climate
I.
Commodity Cost Pressures
a.
Recovered Fiber Volatile and High
China Impact
b.
Energy Costs at Historical Highs
Related High Freight Costs
Coupled with
II.
Overcapacity in URB Sector
a.
Price Initiatives Difficult
Equals
III.
Margin Squeeze

Recycled Boxboard Overview
RECYCLED FIBER
• 53.5 million tons recovered.
• Highly fragmented supplier
base.
• Consists primarily of Old
Corrugated Containers
(“OCC”), Old Newspapers
(“ONP”), etc.
UNCOATED RECYCLED
BOXBOARD (URB)
• ~4.9 million tons capacity.
• 92.1% current capacity utilization.
COATED RECYCLED
BOXBOARD (CRB)
• Adds clay coating to boxboard.
• ~2.1 million tons capacity.
• 99.6% current capacity utilization.
SPECIALTY PAPERBOARD
(3)
• 1,270,000 tons produced.
TUBE & CORE STOCK
• 1,442,000 tons produced.
GYPSUM FACING PAPER
• 1,514,000 tons produced.
FOLDING CARTONBOARD
• 2,281,000 tons produced.
100%
Material Input
Mill Production
Converting
(2)
1 North American Market.
2 LTM 9/30/2007.
3 Specialty Paperboard includes recycled setup,
panelboard and recycled other uses.
Sources: American Forest and Paper Association
(“AFPA”) as of December 2007 and equity research.
100%
COST STRUCTURE (% of Total)
•
Recovered paper: 27%
•
Energy: 13%
•
Freight: 11%
•
Fixed costs

THE NEWARK GROUP

Jan-96
Jan-97
Jan-98
Jan-99
Jan-00
Jan-01
Jan-02
Jan-03
Jan-04
Jan-05
Jan-06
Jan-07
Jan-08

Recovered Fiber - Volatility
OCC Pricing ($ per ton)
• A confluence of demand-side events yielded a series of price rallies in 2007
- Record volume of new recycled production capacity in China
- China’s related run-up in consumption
- Prices remain at historical highs
TNG Mills – OCC = ~ 55% of Recovered Fiber Consumption
$20.00
$40.00
$60.00
$80.00
$100.00
$120.00
$140.00
$160.00

6 Mill Energy Spend – Worldwide Fuel Oil 8% Natural Gas 63% Electricity 29% $125 million Annual Spend

Energy – NGas Volatility
Additionally, diesel costs are very high – impacting freight costs
NYMEX NGas Expirations/Futures
$5.000
$5.500
$6.000
$6.500
$7.000
$7.500
$8.000
$8.500
$9.000
$9.500
$10.000
$10.500
$11.000
$11.500
$12.000
2007 2008

URB Segment Suffers from Imbalance Between Supply and Demand
Industry Overview
Capacity Utilization
91%
92%
96%
94%
98% 98%
87%
90%
94%
93% 93%
91%
93%
90%
92%
93%
96%
99%
80%
85%
90%
95%
100%
2002 2003 2004 2005 2006 2007
Containerboard URB CRB

9 Domestic Mill Margin Squeeze Spread = Gross Sales Price Less: Freight Fiber Energy Through the 1990’s Spread was generally in the $230/ ton range Current Spread is approximately $200/ton

Liquidity
I.
Availability approximately $30 million
a.
Reduced LOC for Workmen’s Comp by $5 mm
b.
ERP System Ramifications
II.
Potential Asset Sales
a.
3 Mills = $15 million
III.
Tight Purse Strings
a.
Cap Ex
b.
SG&A

Capital Expenditures
($ in millions)
CapEx / Depreciation

Capital Expenditures
An approximate breakdown of The Newark Group’s capital expenditure spending post-Fitchburg is as follows:
65% Maintenance
10-12% Cost Reduction
10% Growth/Quality/Customer Service
5% Environmental/Regulatory/Safety
$-
$5.0
$10.0
$15.0
$20.0
$25.0
FY2004 FY2005 FY2006 FY2007 FY2008
(estimated)
0.50
0.55
0.60
0.65
0.70
0.75
0.80

12 SG&A – Controlled 11.1% 8.4% 9.2% 8.9% 9.7% 10.0% 7.0% 7.5% 8.0% 8.5% 9.0% 9.5% 10.0% 10.5% 11.0% 11.5% FY2003 FY2004 FY2005 FY2006 FY2007 FY2008 (estimated)

Initiatives Underway
European Initiatives
Viersen Germany Mill / Cogen
$1.5 million p.a. accretive to EBT
Domestic Initiatives
Paperboard & Converted Products
$3.0 million p.a. accretive to EBT
½ SG&A
½ Operations